UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2020

Talend S.A.

(Exact name of registrant as specified in its charter)

France	001-37825	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9, rue Pages
Suresnes, France	92150
(Address of principal executive offices)	(Zip Code)

+33 (0) 1 46 25 06 00

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of exchange on which registered
American Depositary Shares, each representing one ordinary share, nominal value €0.08 per share	TLND	The NASDAQ Stock Market LLC
Ordinary shares, nominal value €0.08 per share*		The NASDAQ Stock Market LLC*

*  Not for trading, but only in connection with the listing of the American Depositary Shares on the NASDAQ Stock Market LLC.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities

Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)Departure of Director

On January 2, 2020, John Brennan resigned as a director of the Board of Directors (the “Board”) of Talend S.A. (the “Company”). Mr. Brennan’s resignation as a director was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

(d)Election of Director

On January 2, 2020, the Board appointed Elizabeth A. Fetter to serve as a director of the Company and as a member of the Audit Committee, effective immediately. As required by French law, Ms. Fetter will stand for election at the Company’s 2020 Annual General Meeting of Shareholders (the “Annual Meeting”). Upon ratification of her appointment at the Annual Meeting, Ms. Fetter will hold office until the 2022 Annual General Meeting of Shareholders and until her successor is duly elected and qualified. There are no arrangements or understandings between Ms. Fetter and any other persons pursuant to which she was elected as a director. There are no family relationships between Ms. Fetter and any director or executive officer of the Company and she has no direct or indirect material interest in any transaction required to be disclosed under Item 404(a) of Regulation S-K.

Ms. Fetter is eligible to participate in the compensation program for non-employee directors, as most recently amended by the Board effective January 1, 2020 (“Outside Director Compensation Program”), the terms of which will be described in the Company’s proxy statement for its next Annual Meeting. Under the Outside Director Compensation Program, Ms. Fetter is entitled to receive annual cash compensation for service on the Board and for service on the Audit Committee, and the opportunity to purchase warrants (BSAs) all on the same terms and conditions as other non-employee directors of the Company. Ms. Fetter will also enter into the Company’s standard form of indemnification agreement, which has been previously filed with the Securities and Exchange Commission.

Item 9.01Financial Statements and Exhibits

(d)Exhibits

Exhibit No.	Description
99.1	Press Release, dated January 6, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Talend S.A.

By:	/s/ Aaron Ross
Aaron Ross
General Counsel

Date: January 6, 2020